Exhibit 99.1

Company Contact:

Rick Neely

Chief Financial Officer

408-321-6756

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2013 RESULTS

- Quarterly Dividend Declared -

San Jose, Calif.,- April 25, 2013 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced its results for the first quarter ended March 31, 2013. Total revenue for the first quarter of 2013 was $31.1 million. Generally accepted accounting principles (GAAP) net loss for the first quarter of 2013 was $44.6 million, or $0.85 per basic share. This net loss includes non-recurring charges of $22.4 million, $6.4 million in amortization of acquired intangibles, and $2.5 million of stock based compensation. Tax adjustments in the first quarter of 2013 for Non-GAAP items were $6.1 million. Therefore, non-GAAP Loss was $19.4 million or $0.36 per share.

Year over year Comparison

In the first quarter of 2012, total revenue was $46.7 million. Compared with our first quarter revenue of $31.1 million, this is a decrease in total revenue of $15.6 million. The decline was due to a decrease in the Intellectual Property business revenue of $13.4 million and a decrease in the DOC revenue of $2.2 million.

In the Intellectual Property business, the Company’s revenue went from $39.0 million to $25.6 million year over year, a decrease of $13.4 million, which was due to the absence of royalty revenue from Micron Technology, Inc., whose license agreement expired in May of 2012, and Powertech Technology Inc. (PTI), who defaulted on payments. We are currently in negotiations with Micron for two new license agreements that give it access to our Tessera, Inc. and Invensas Corporation patent portfolios. With regards to PTI, we are in litigation with the company and believe we have a strong case.

In the DigitalOptics business, the Company’s revenue went from $7.6 million to $5.5 million year over year, a decrease of $2.2 million, which was due to lower revenues from the Company’s image enhancement technologies and weaker demand for the Company’s Micro-Optics products.

Non-GAAP net loss for the first quarter of 2013 was $19.4 million or $0.36 per basic share. Non-GAAP net income/loss is defined as income/loss and operating expenses adjusted for restructuring and other exit costs, acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

“Our first quarter of 2013 was a very difficult quarter for us,” said Richard S. Hill, interim CEO of Tessera Technologies, Inc. “The confluence of a costly proxy battle, PTI’s decision to default on their contract and Micron’s decision to not renew their contract made it difficult to meet last year’s performance metrics.”

Hill continued, “On the brighter side, we signed SK hynix to two new eight-year patent license agreements to our Tessera, Inc. and Invensas Corporation portfolios, which will begin contributing to our recurring revenue in the second quarter, and, as recently announced this week, Samsung Electronics Co., Ltd. signed a multi-year license for our Face Detection and Face Tracking software, which will be used in the newly launching Samsung Galaxy S® 4 smartphones.”

Balance Sheet

Total current assets were $431.2 million at March 31, 2013, a decrease of $44.0 million from Dec. 31, 2012. Cash, cash equivalents and investments were $402.7 million at March 31, 2013, a decrease of $39.9 million from Dec. 31, 2012. The quarter over quarter decrease resulted from a combination of the cash loss from operations of $33.0 million, $5.3 million of dividend payments, $5.6 million of capital expenditures, and $600,000 of intellectual property purchases.

Quarterly Cash Dividend

On March 28, 2013, $5.3 million was paid to stockholders of record as of March 7, 2013, for the quarterly $0.10 per share of common stock cash dividend.

On April 23, 2013, the board of directors declared a cash dividend of $0.10 per share of common stock for the second quarter, payable on June 13, 2013, for stockholders of record at the close of business on May 23, 2013.

Financial Guidance

“Starting with this quarter, we are re-initiating financial guidance for one quarter out. This guidance will quantify the following lines on the P&L statement: revenue, operating expenses, assumed tax rate, earnings after tax, and earnings per share,” stated Hill.

For the second quarter of 2013, the Company’s guidance is as follows:

The Company expects total revenue for the upcoming Second Quarter of 2013 to range between $42 million and $50 million. Intellectual Property revenue is expected to range between $38 million and $45 million. The Company expects DigitalOptics revenue in the range of $4 million to $5 million.

GAAP operating expenses are expected to range between $77 million and $81 million, which includes expected litigation expenses of between $16 million and $20 million, and restructuring and impairment charges of between $5.5 million and $6.5 million. The Company’s assumed tax rate is 30%. GAAP loss per share is expected to range between $0.40 and $0.45.

Hill continued, “As the Intellectual Property business is composed of both recurring revenue and “episodic” revenue, we have decided to experiment with additional guidance for our stockholders to help them understand the true economic potential of the business. Beginning this quarter, we are going to quantify the revenue potential we see from our episodic sources, that we can reasonably expect to materialize over the next 12 months. Our episodic revenue forecast is in excess of $200 million over the next 12 months, of which at least $19 million is expected in the second quarter of 2013.”

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by our licensees quarterly is generally not assured, for ease of reference, we refer to these revenues as “recurring revenue.”

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Conference Call Information

The Company will hold its first quarter 2013 earnings conference call at 4:30 A.M. Pacific (7:30 A.M. Eastern) today. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial 706-643-3789, approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet at www.tessera.com.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, including the episodic revenue guidance, negotiations with Micron for new license agreements, the litigation with PTI, and the effects and duration of the SK hynix patent license agreements and Samsung’s license to the Company’s Face Detection and Face Tracking software. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net loss to the Company’s reported GAAP net loss.

- Tables Follow -

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$73,736	$103,802
Short-term investments	328,977	338,801
Accounts receivable, net	5,048	11,595
Inventories	1,012	1,507
Short-term deferred tax assets	4,271	3,880
Other current assets	18,198	15,701

Total current assets	431,242	475,286

Property and equipment, net	68,050	72,544
Intangible assets, net	103,793	120,432
Long-term deferred tax assets	41,892	22,499
Other assets	6,873	7,677
Goodwill	—	6,664

Total assets	$651,850	$705,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,743	$14,437
Accrued legal fees	11,840	11,726
Accrued liabilities	18,152	22,140
Deferred revenue	5,579	4,869

Total current liabilities	46,314	53,172

Long-term deferred tax liabilities	—	3,102
Other long-term liabilities	6,010	6,403

Stockholders’ equity:
Common stock	53	53
Additional paid-in capital	487,339	480,347
Treasury stock	(10,681)	(10,642)
Accumulated other comprehensive income	147	119
Retained earnings	122,668	172,548

Total stockholders’ equity	599,526	642,425

Total liabilities and stockholders’ equity	$651,850	$705,102

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Royalty and license fees	$26,715	$43,264
Past production payments	1,500	—
Product and service revenues	2,909	3,409

Total revenues	31,124	46,673

Operating expenses:
Cost of revenues	7,942	5,760
Research, development and other related costs	25,949	23,445
Selling, general and administrative	25,250	24,611
Litigation expense	14,081	3,492
Restructuring, impairment of long-lived assets and other charges	15,755	—
Impairment of goodwill	6,664	—

Total operating expenses	95,641	57,308

Operating loss	(64,517)	(10,635)
Other income and expense, net	336	668

Loss before taxes	(64,181)	(9,967)
Benefit from income taxes	(19,558)	(1,879)

Net loss	$(44,623)	$(8,088)

Basic and diluted net loss per share:
Net loss per share-basic	$(0.85)	$(0.16)

Net loss per share-diluted	$(0.85)	$(0.16)

Cash dividends declared per share	$0.10	$0.10

Weighted average number of shares used in per share calculations-basic	52,471	51,738

Weighted average number of shares used in per share calculations-diluted	52,471	51,738

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET LOSS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP net loss	$(44,623)	$(8,088)
Adjustments to GAAP net loss:
Stock-based compensation - cost of revenues	54	150
Stock-based compensation - research, development and other related costs	1,089	1,712
Stock-based compensation - selling, general and administrative	1,404	2,194
Amortization of acquired intangibles - cost of revenues	1,782	2,016
Amortization of acquired intangibles - research, development and other related costs	1,532	1,353
Amortization of acquired intangibles - selling, general and administration	3,075	3,004
Restructuring, impairment of long-lived assets and other charges	15,755	—
Impairment of goodwill	6,664	—
Tax adjustments for non-GAAP items	(6,125)	(2,559)

Non-GAAP net loss	$(19,393)	$(218)

Non-GAAP net loss per common share - diluted	$(0.36)	$(0.00)

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED SEGMENT RESULTS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Intellectual Property Segment:
Royalty and license fees	$24,138	$39,028
Past production payments	1,500	—
Product and service revenues	—	—

Total Intellectual Property revenues	25,638	39,028
DigitalOptics Segment:
Royalty and license fees	2,577	4,236
Product and service revenues	2,909	3,409

Total DigitalOptics revenues	5,486	7,645

Total revenues	31,124	46,673

Operating Expenses:
Intellectual Property Segment	29,345	20,091
DigitalOptics Segment	53,812	24,652
Corporate Overhead	12,484	12,565

Total operating expenses	95,641	57,308
Operating Income (Loss):
Intellectual Property Segment	(3,707)	18,937
DigitalOptics Segment	(48,326)	(17,007)
Corporate Overhead	(12,484)	(12,565)

Total operating loss	$(64,517)	$(10,635)

TSRA-E